 Exhibit 10.2

FIVE STAR GROUP
Distributors of home decorating, hardware and finishing products

March 24,2008

Mr. Michael Nelson
Vernel Co
1 Gracie Square
New York, NY 10028

Dear Michael,

Five Star Group requests that Vernal Company extend the lease in the Newington, CT facility, for one additional year expiring in March 2010. The rent will remain at the current lease’s rate.

Sincerely,

/s/ Joseph Leven

Joseph Leven
Senior Vice President
Five Star Group

3/27/08	Agreed and Accepted.
Vernel Company
Marnew Corp. – Gen. Partner
Michael Nelson
/s/ Michael Nelson

VERNEL COMPANY
1 Gracie Square
New York, NY 10028

October 12, 2006

Mr. Steve Schilit
Five Star Group
81 Alumni Road
Newington CT 06111

Dear Mr. Schilit:

The purpose of this letter is to set forth the terms of an amendment and extension of the Lease, dated February 1, 1986. as amended on October 5, 1989, and amended by letter agreement of July 25, 1994 and February 9. 2000, and February 2, 2005, between Vernel Company and E. Rabinowe & Co. (the “Lease”) with respect to the term of the lease and the number of square feet of warehouse space leased thereunder. All terms, provisions and conditions contained in the Lease shall remain the same, except as hereinafter provided.

1.	The term of the Lease is hereby extended through February 28, 2009;
2.
As of March 1, 2007, Lessee herby agrees to return to Lessor approximately 4200 square feet of warehouse space rented as of March 1, 2005 in accordance with the letter agreement dated February 2, 2005; and an additional approximately 6700 square feet of warehouse space located in the back of the premises contiguous with the Connecticut Labor Department;

3.
As of March 1, 2007, Lessee shall pay an annual rent to Lessor at the rate of $3.60 per square foot (90,000 square feet) of Three Hundred Twenty Four Thousand and 00/00 dollars ($324,000) per annum, payable in successive monthly installments of Twenty Seven Thousand 00/00 dollars ($27,000) per month;

4.
As of March 1, 2007, the factor to be used in determining Lessee’s prorated payments to Lessor for Real Estate Taxes, Snow Removal, Insurance and Landscaping shall be 58.66% (based on 105.000 square feet;

5.
Lessee shall pay all the expenses in connection with its return of the warehouse space referred to in paragraph 2 above and shall leave such space in broom clean condition. Such expenses shall include the cost of segregating electricity, gas and lighting;

6.
Lessor shall have the right to cancel the Lease, if there is a signed contract for the sale of the property, at any time after February 28, 2007 upon six months written notice sent to Lessee at the subject premises by registered mail, overnight delivery or by fax. The cancellation of the Lease will become effective on the last day of the sixth month after the month that notice is sent.

If you are in agreement with the foregoing, please sign the duplicate copy of this letter and return it to me at your earliest convenience.

ACCEPTED AND AGREED:
Vernel Company
Five Star Group		Marnew Corporation – General Partner

By:	/s/ Steve Schilit	By:	/s/ Michael Nelson
Title:	Exec V.P.	Title:	President

VERNEL COMPANY
50 CLOSE ROAD
GREENWICH, CT 06831

February 2, 2005

Mr. Steve Schilit
Five Star Group
81 Alumni Road
Newington, CT 06111

Re:           E. Rabinowe & Co.

Dear Mr. Schilit:

The purpose of this letter is to set forth the terms of an amendment to the Lease, dated February 1, 1986, as amended on October 5, 1989, and amended in letter agreement of July 25, 1994, and February 9, 2000, between Vernel Company and E. Rabinowe & Co. (the “Lease”) with respect to the renewal option. All terms, provisions and conditions contained in the Lease shall remain the same, except as hereinafter provided.

1.
Lessee is Five Star Group, Inc. (“Five Star”). On December 31, 1989, E. Rabinowe & Co. of Connecticut, Inc. merged into Five Star Group, Inc. E. Rabinowe is now a division, not a subsidiary, of Five Star Group, Inc.

2.
Paragraph 32 - Renewal Option shall be replaced in its entirety by the following:

Five Star Group, Inc. (“Five Star”) and Vernel are in agreement that Five Star will rent an additional 4,200 square feet of warehouse space contiguous to their present warehouse, beginning March 1, 2005. The first period will commence on March 1, 2005 and terminate on February 28, 2007. Lessee shall pay an annual rent to Lessor throughout the first extended term at an annual rate of $3.60 per square foot, (115,900 square feet) or Four Hundred Seventeen Thousand Two Hundred Forty and 00/00 dollars ($417,240.00) per annum, payable in successive monthly installments of Thirty Four Thousand Seven Hundred Seventy and 00/00 dollars ($34,770.00) per month.

The second period will commence on March 1, 2007 and terminate on February 28, 2012 (sixty months), provided that Lessee shall give Lessor written advance notice of its election to so extend said tern for the second period at least six (6) months prior to March 1, 2007.  If Lessee hall have exercised the renewal option for the second period, the term of this lease shall be extended for said additional period upon all of the same terms, provisions and conditions as are contained in this lease. Lessee shall pay an annual rent to Lessor throughout the second extended term at an annual rate of $4.00 per square foot (115,900) or Four Hundred Sixty Three Thousand Six Hundred and 00/00 dollars ($463,600.00) per annum, payable in successive monthly installments of Thirty Eight Thousand Six Hundred Thirty Three and 33/00 dollars ($38,633.33) per month.

If you are in agreement with the foregoing, please sign the duplicate copy of this letter.

ACCEPTED AND AGREED:

VERNEL COMPANY		FIVE STAR GROUP, INC.

By:	/s/ Howard Nelson	By:	/s/ Steve Schilit
Title:	President	Title:	President

VERNEL COMPANY
50 CLOSE ROAD
GREENWICH, CT 06831

February 9, 2000

Mr. Steve Schilit
Five Star Group
81 Alumni Road
Newington, CT 06111

Re:	E. Rabinowe & Co.

Dear Mr. Schilit:

The purpose of this letter is to set forth the terms of an amendment to the Lease, dated February 1, 1986, as amended on October 5, 1989, and amended in letter agreement of July 25, 1994, between Vernel Company and E. Rabinowe & Co. (the “Lease”) with respect to the renewal option. All terms, provisions and conditions contained in the Lease shall remain the same, except as hereinafter provided.

1.
Lessee is Five Star Group, Inc. (“Five Star”). On December 31, 1989, E. Rabinowe & Co. of Connecticut, Inc. merged into Five Star Group, Inc.  E. Rabinowe is now a division, not a subsidiary, of Five Star Group, Inc.

2.
Paragraph 32 - Renewal Option shall be replaced in its entirety by the following:

If this lease shall be in full force and effect and Lessee shall not be in material default beyond any applicable grace period provided herein for the cure thereof of any of the covenants and provisions hereof, Renewal Option shall be amended in the following manner: Lessee shall have the right to extend the terms of the lease for two periods commencing on March 1, 2000. The first period will commence on March 1, 2000 and terminate on February 28, 2007.  Lessee shall pay an annual rent to Lessor throughout the first extended term at an annual rate of $3.60 per square foot, (111,700 square feet) or Four Hundred Two Thousand One Hundred Twenty and 00/00 dollars ($402,120.00) per annum, payable in successive monthly installments of Thirty Three Thousand Five Hundred Ten and 00/00 dollars ($33,510.00) per month.  The second period will commence on March 1, 2007 and terminate on February 28, 2012 (sixty months), provided that Lessee shall give Lessor written advance notice of its election to so extend said term for the second period at least six (6) months prior to March 1, 2006. If Lessee shall have exercised the renewal option for the second period, the term of this lease shall be extended for said additional period upon all of the same terms, provisions and conditions as are contained in this lease. Lessee shall pay an annual rent to Lessor throughout the second extended term at an annual rate of $4.00 per square foot (111,700) or Four Hundred Forty Six Thousand Eight Hundred and 00/00 dollars ($446,800.00) per annum, payable in successive monthly installments of Thirty Seven Thousand Two Hundred Thirty Three and 33/00 dollars ($37,233.33) per month.

If you are in agreement with the foregoing, please sign the duplicate copy of this letter.

ACCEPTED AND AGREED:

ACCEPTED AND AGREED:

VERNEL COMPANY		FIVE STAR GROUP, INC.

By:	/s/ Howard Nelson	By:	/s/ Steve Schilit
Title:	President	Title:	Exec V.P.	2/10/00

FIVE STAR GROUP
Distributors of home decorating, hardware and finishing products

July 25, 1994
Mr. Howard Nelson
General Partner
Vernel Company
50 Close Road
Greenwich, CT 06830

Re:  E. Rabinowe & Co.

Dear Mr. Nelson:

The purpose of this letter is to set-forth the terms of an amendment to the Lease, dated February 1, 1986, as amended on October 5, 1989, between Vernel Company and E. Rabinowe & Co. (the “Lease”) with respect to the renewal option. All terms, provisions and conditions contained in the Lease shall remain the same, except as hereinafter provided.

1.
Lessee is Five Star Group, Inc. (“Five Star”). On December 31, 1989, E.Rabinowe & Co. of Connecticut, Inc. merged into Five Star Group, Inc. E.Rabinowe is now a division, not a subsidiary, of Five Star Group, Inc.

2.
Paragraph 32 — Renewal Option shall be replaced in its entirety by the following:

If this lease shall be in full force and effect and Lessee shall not be in material default beyond any applicable grace period provided herein for the cure thereof of any of the covenants and provisions hereof, Renewal Option shall be amended in the following manner: Lessee shall have the right to extend the terms of the lease for two periods commencing on June 1, 1994. The first period will commence on June 1, 1994 and terminate on February 28, 2001 (eighty-one months). Lessee shall pay an annual rent to Lessor throughout the first extended term at an annual rate of ($3.40) per square foot, (111,700 square feet) or Three Hundred Seventy-Nine Thousand Seven Hundred Eighty and 00/100 dollars ($379,780)per annum, payable in successive monthly installments of Thirty-One Thousand Six Hundred Forty-Eight and 33/100 dollars ($31,648.33) per month. The second period will commence on March 1, 2001 and terminate on February 28, 2006 (sixty months), provided that Lessee shall give Lessor written advance notice of its election to so extend said term for the second period at least six (6) months prior to March 1, 2001. If Lessee shall have exercised the renewal option for the second period, the term of this lease shall be extended for said additional period upon all of the same terms, provisions and conditions as are contained in this lease. Lessee shall pay an annual rent to Lessor throughout the second extended term at an annual rate of ($3.75) per square foot (111,700) or Four Hundred Eighteen Thousand Eight Hundred Seventy-Five and 00/100 dollars ($418,875) per annum, payable in successive monthly installments of Thirty-Four Thousand Nine Hundred Six and 25/100 dollars ($34,906.25) per month.

If you are in agreement with the foregoing, please sign the duplicate copy of this letter.

ACCEPTED AND AGREED:

VERNEL COMPANY		FIVE STAR GROUP, INC.

By:	/s/ Howard Nelson	By:	/s/ Steve Schilit
Title:	President	Title:	Exec V.P.	7/26/94

Vernel Company
50 Close Road
Greenwich, CT 06831

October 5, 1989

Mr. Steve Schillit
E. Rabinowe & Co., Inc.
81 Alumni Road
Newington, CT 06111

Dear Steve:

We are taking this opportunity of restating the annual and monthly rent, a prorata share of the real estate taxes and your prorata share of all operating expenses that result from the acquisition by you of an additional 6,700 square feet, so that your tenancy now occupies 111,700 square feet.

Until February 1991, your annual rent will now be $318,345 and your monthly rent $26,528.75. This is based on $2.85 a square foot.

From March 1, 1991 to February 28, 1996 your annual rent will be $340,685 and monthly rent $28,390.41 based upon $3.05 a square foot.

Your option from March 1, 1996 to February 28, 2001 will provide an annual rent of $418,875 or $34,906.25 based upon $3.75 a square foot.

Your prorate share of real estate taxes and other operating expenses will be 62.43%.

We thought it appropriate to restate our understanding, but if there is any discrepancy between the amounts above, the lease shall govern in all events.

We would appreciate your reviewing these numbers and letting us know if there is any problem in that regard.

Yours truly,

/s/ Howard Nelson

Howard Nelson